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                                                                                EXHIBIT 21.

                           SUBSIDIARIES OF NATIONAL LAMPOON, INC.

------------------------------- ------------------------- ---------------------------------
       Name of Subsidiary          State of Incorporation              Business Name
------------------------------- ------------------------- ---------------------------------
National Lampoon Networks, Inc.           Delaware               National Lampoon Networks
------------------------------- ------------------------- ---------------------------------
  National Lampoon Tours, Inc.           California                National Lampoon Tours
------------------------------- ------------------------- ---------------------------------

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